UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2020

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices)(Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Oil Fund, LP	USO	NYSE Arca, Inc.

Item 8.01. Other Events.

United States Oil Fund, LP (“USO”), a Delaware limited partnership, currently invests in crude oil futures contracts on the NYMEX and ICE Futures in the near month contract to expire (or “front month”), except when the near month contract is within two weeks of expiration, in which case it invests in the futures contract that is the next month contract to expire (the “second month”). Because of market conditions and regulatory requirements, USO will continue to invest in these front month contracts but will also invest in other permitted investments, as described below and in its prospectus. USO’s portfolio holdings as of the end of the prior business day are posted each day on the website: www.uscfinvestments.com.

As stated in the prospectus for USO, USO seeks to achieve its investment objective by investing primarily in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”) or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil Related Investments”). Market conditions that USCF currently anticipates could cause USO to invest in Other Oil-Related Investments include those allowing USO to obtain greater liquidity or to execute transactions with more favorable pricing. (For convenience and unless otherwise specified, Oil Futures Contracts and Other Oil-Related Investments collectively are referred to as “Oil Interests” in the prospectus.)

Commencing on April 17, 2020, and until further notice and market conditions and regulatory conditions permit otherwise, USO intends to invest approximately 80% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the front month contract and approximately 20% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the second month contract, except when the front month contract is within two weeks of expiration, in which case the futures contracts held by USO will be rolled into the second month contract and third month contract. Any investments by USO in crude oil futures contracts will be subject to any applicable limits on such futures contracts as may be imposed by the NYMEX and ICE Futures. The foregoing may impact the performance of USO. In addition, as a result of these changes, USO may not be able to meet its investment objective, which is for the daily percentage changes in the NAV per share to reflect the daily percentage changes of the spot price of light, sweet crude oil, as measured by the daily percentage changes in the price of Benchmark Oil Futures Contract, plus interest earned on USO’s collateral holdings, less USO’s expenses.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties, including, without limitation, statements regarding USO’s expectations. Statements containing words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression constitute forward-looking statements. These forward-looking statements are based on information currently available to USO and are subject to a number of risks, uncertainties and other factors, both known and unknown, that could cause the actual results, performance, prospects or opportunities of USO to differ materially from those expressed in, or implied by, these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner
	By:	/s/ John Love
Date: April 16, 2020
	Name:	John P. Love
	Title:	President and CEO